Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-145113, 333-145114, 333-149356 and 333-149357) of our reports dated December 16, 2013 with respect to the consolidated financial statements and schedules of Zoltek Companies, Inc., and the effectiveness of internal control over financial reporting of Zoltek Companies, Inc., included in their Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended September 30, 2013.

/s/ ERNST & YOUNG LLP

St. Louis, Missouri

December 20, 2013